Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Amendment No. 2 to Form S-1 (File No. 333-207477) of Truck Hero, Inc., of our report dated August 6, 2015 on our audits of the consolidated financial statements of Laurmark Enterprises, Inc. dba BAK Industries and Subsidiaries as of March 12, 2014 and December 31, 2013 and for the period from January 1, 2014 through March 12, 2014 and for the year ended December 31, 2013.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

November 2, 2015